                                                                   Exhibit 10.32

                                  OMNIOFFICES(R)
                           Agreement for Office Space

This Agreement is made this 11th day of November, 1996 by and between OMNIOFFICES/Woodland Hills, Inc. ("Lessor") having offices at Suite 1500 in that certain building located at 6320 Canoga Avenue, Woodland Hills, CA 91367 (the "Building") and FieldWorks, Inc. ("Lessee") a Corporation (corporation, partnership, individual) whose address is 9961 Valley View Road, Eden Prairie, MN 55344. The parties for themselves, their heirs, legal representatives, successors and assigns, agree as follows:

       1.  Demise and Description of Property.  Lessor leases to Lessee, and
           ----------------------------------
Lessee leases from Lessor, the space hereinafter referred to as the "Premises," being a part of Lessor's larger space, hereinafter referred to as the "Facility," the Building, for the term and subject to the conditions and covenants hereinafter set forth, and all encumbrances, restrictions, zoning laws and governmental or other regulations or statutes affecting the Building, the Facility, or Premises and being more particularly described as follows:

       The Premises being office space number(s) 1534, having a maximum occupancy capacity of 1 (one) person(s). Lessor hereby grants Lessee the privilege to use in common with other lessees and parties that Lessor may designate, certain office amenities located in the Facility. The amenities are more particularly described in attached Schedule "A."

       2.  Use.  (a) The Premises shall be used by Lessee for Sales of Rugged
           ----
computers and such other use as is normally incident thereto and for no other purpose, in accordance with the rules and regulations attached and those which may be promulgated for the mutual benefit of Lessor and its then similarly situated lessees. Additionally, Lessee shall not offer at the Premises any of the services which Lessor provides to its other lessees, including, but not limited to, those amenities or services described in Schedules "A" and "B" attached. In the event Lessee breaches any provision of this paragraph, Lessee shall be in default hereunder and Lessor shall be entitled to exercise any rights or remedies under Section 9 below, and in addition to such rights and remedies, Lessee shall pay Lessor the sum of $300.00 per week as liquidated damages for each such breach so long as such breach shall continue.

       (b) Lessee will not make or permit to be made any use of the Premises which would violate any of the terms of this Agreement or which directly or indirectly is forbidden by public law, ordinance or government regulations or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium of any policy of insurance carried on the Building or on Lessor's Facility, or which will suffer or permit the Premises to be used in any manner or anything to be brought into (or kept there) which, in the judgment of Lessor, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, or which will impair or interfere with or tend to impair or interfere with any of the services performed by the lessor for Lessee or for others.

       3.  Term.  The term of this Agreement shall be for a period of 12
           -----
(twelve) months commencing on January 1, 1997, and ending on December 31, 1997, unless renewed as provided below.

       4.  Rent.  For and during the term of this Agreement, Lessee shall pay
           -----
lessor as rent for the Premises of total annual rental of Twenty-Two Thousand Five Hundred Dollars and no cents ($22,500.00), payable in equal monthly installments of $1,875.00 each in advance on the first day of each calendar month after the commencement of the term, or a prorated amount for any partial calendar month during the term. The first such payment of rental as well as the payment of the Deposit as set forth in Section 5 and prepayment of Schedule B costs as set forth and defined in Section 6 shall be paid by Lessee simultaneously with execution of this Agreement.

       The rental payable during the term of this Agreement and as increased pursuant to this Section shall be increased on the first day of the month following notification of a rental increase (however designated), including without limitations, increases in direct expenses to Lessor by the Building pursuant to the main lease in effect between the Building and Lessor, or of an increase in utility charges by the appropriate utility company(s), if billed to lessor separately, by the same percentage as the percentage increase in Lessor's rental under the main lease or in Lessor's utility charges. The term "direct expenses" as used herein shall refer to the same items and costs as are used by the Building in its determination of expenses and costs passed on to Lessor.
The statement of
the Building as to the amount of such direct expenses, if accepted by Lessor, shall be binding upon both Lessor and Lessee.

       In the event Lessor receives notice from the Building of any increase, the effective date of which is prior to the date of notification, Lessor shall immediately notify Lessee in writing of such retroactive increase, and shall bill Lessee for its pro rata share thereof; which bill Lessee shall pay upon such notification. This provision shall not, however, limit the obligation of Lessee to pay on a monthly basis any increase in future rents caused by the Increase in rents charged Lessor under the main lease.

       UPON THE ENDING DATE SET FORTH HEREIN, OR ANY EXTENSION THEREOF, THE AGREEMENT SHALL BE EXTENDED FOR THE SAME PERIOD OF TIME AS THE INITIAL TERM AND, UPON THE SAME TERMS AND CONDITIONS AS CONTAINED HEREIN, UNLESS EITHER PARTY NOTIFIES THE OTHER IN WRITING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, THAT THE AGREEMENT WILL NOT BE EXTENDED WITHIN THE PERIOD HEREINAFTER SPECIFIED. IF LESSEE HAS LESS THAN THREE OFFICES, SUCH NOTICE MUST BE GIVEN AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE OF THIS AGREEMENT. IF LESSEE HAS THREE OR MORE OFFICES, SUCH NOTICE MUST BE GIVEN AT LEAST NINETY (90) DAYS PRIOR TO THE EXPIRATION DATE OF THIS AGREEMENT.

Initials

       5.  Receipt of Deposit. Lessee as of its execution of this Agreement
           -------------------
deposited with Lessor the sum of $1,875.00 ("Deposit") the receipt of which is acknowledged by lessor, as security for the full performance by Lessee of the aforementioned terms, conditions and covenants of this Agreement to be performed and kept, as well as for the cost of any repair or collection of damage in excess of normal wear and tear. If Lessee defaults with respect to the performance of any terms of this Agreement, Lessor may use or apply all or any part of the Deposit to cure such default and Lessee shall promptly upon notice reimburse Lessor for any portion of the Deposit that Lessor shall from time to time so apply. The Deposit or any balance thereof shall be returned within sixty (60) days after Lessee has vacated and left the Premises in an acceptable condition (following a personal inspection by Lessor), surrendered all keys, and paid all rental and other charges hereunder. If Lessor determines that there is any loss, damage or injury chargeable to lessee hereunder, lessor, at its option, may retain said Deposit or may apply the sum against any actual loss, damage or injury and the balance thereof will be the responsibility of Lessee. It is further understood and agreed that the Deposit is not to be considered nor used as the last rental payment under this Agreement.

       6.  Prepayment of Schedule B Services.  In addition to the rental amount
           ----------------------------------
set forth in Section 4 and the Deposit set forth in Section 5 of this Agreement, Lessee shall upon its execution of this Agreement pay to lessor the sum of $1,875.00 which amount represents an Expense Deposit to be applied against the cost of supplying Lessee with the Schedule B services, pursuant to the procedure set forth in Section 7 of this Agreement. In addition, Lessee agrees that Lessor may use or apply all or any part of the Expense Deposit to cure any default by lessee hereunder. Any remaining balance of the Expense Deposit after the end of the term of this Agreement shall be returned to Lessee in the same manner and within the same period as the Deposit.

       7.  Services. Provided Lessee is not in default hereunder, Lessor shall
           ---------
make available certain amenities to Lessee as more particularly described in Schedule A. Such services shall be offered to Lessee in conjunction with services to other lessees of Lessor and there shall be no charge for same.

       In addition, provided Lessee is not in default hereunder and provided the cost thereof does not exceed the Expense Deposit, Lessor shall make available to Lessee certain other services as more fully described in attached Schedule "B" ("Schedule B Services"). Schedule B Services shall be billed monthly and payment for such services shall be due on or before the 10th day of each month. Lessee's Expense Deposit shall be applied against the cost of supplying Lessee with Schedule B Services or applied as otherwise permitted under Section 6, and Lessee during the term shall promptly upon application of any amount of the Expense Deposit toward Schedule B Services or toward amounts otherwise due pay Lessor the amount necessary to restore the Expense Deposit to the amount set forth in Section 6. In the event that Lessee fails to make payment for Schedule B Services, Lessor shall, in addition to the remedies available to Lessor pursuant to Section 9, be entitled to apply the Expense Deposit toward the cost of such services and shall in addition be entitled to suspend amenities or services pursuant to either Schedule "A" or Schedule "B" until such time as the Expense Deposit is restored in full and Lessee has paid all sums due for such services. Schedule B Services shall be performed at a rate which is then prevailing throughout the Facility and said rate is subject to adjustment by Lessor upon thirty (30) days written notice to Lessee. Lessee specifically acknowledges that type of telephone service and the number of lines available for

Lessee's use is subject to reasonable limitations established from time to time by lessor and that such service is subject to termination without notice in the event of a default by lessee hereunder.

       8.  Surrender. Lessee agrees to and shall, on expiration or sooner
           ----------
termination of this Agreement or of any extended term, promptly surrender and deliver the Premises to Lessor, without demand, and in good condition, ordinary wear and tear excepted. Lessor shall have the right to show Lessee's office(s) during the sixty (60) day period after notice to vacate is received. Without prior written approval of Lessor, Lessee shall not remove any of its property from the Premises upon termination of this Agreement, or at any other time, except during Lessor's normal business hours. In the event Lessor consents to Lessee's removing property before or after normal business hours, any expenses incurred by Lessor as a result, including but not limited to expenses for personnel, security, utilities, and the like, shall be paid by Lessee.

       In the event that Lessee fails to surrender the Premises as provided, Lessee agrees to pay Lessor, as liquidated damages, a sum equal to twice the monthly rend and additional charges for services provided to be paid by Lessee to Lessor for all the time Lessee shall so retain possession of the Premises or any part thereof; provided, however, that the exercise of Lessor's rights under this clause shall not be interpreted as a grant of permission to Lessee to continue in possession.

       9.  Defaults and Remedies.
           ----------------------
       9.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Agreement by lessee:

               (a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent of Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

               (b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Agreement to be observed or performed by Lessee, other than described in paragraph (a) above, where such failure shall continue for a period of ten (10) days after written notice thereof from lessor to Lessee.

       9.2 Remedies. In the event of any such default or breach by lessee, Lessor may at any time thereafter with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

               (a) Terminate Lessee's right to possession of the Premises by any lawful means in which case this Agreement shall terminate and Lessee shall immediately surrender possession of the Premises to lessor. In such event Lessor shall be entitled to recover from lessee all damages incurred by lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid, the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by lessor pursuant to paragraph 16 applicable to the unexpired term of this Agreement.

               (b) Maintain Lessee's right to possession in which case this Agreement shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Agreement, including the right to recover the rent as it becomes due hereunder.

               (c) Pursue any other remedy now or hereafter available to lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of lessee under the terms of this Agreement shall bear interest from the date due at the maximum rate then allowable by law.

       9.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying where Lessor has failed to perform such obligation; provided, however, that if nature of the Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

       10/ Notices. Any notice under this Agreement must be in writing and must
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be sent by certified mail, return receipt requested, or by an expedited mail service that provides proof of delivery, to the last address of the party to whom notice is to be given, as designated by such party in writing. Notices to lessor must be simultaneously sent to each of the following addresses:

    OMNIOFFICES/Woodland Hills, Inc. (Lessor's name)
    c/o OMNIOFFICES Management Co., Inc.
    1117 Perimeter Center West
    Atlanta, Georgia 30338

and
    SAME AS ABOVE

or such other address as Lessor shall designate to Lessee in writing. The Lessee hereby designates its address (which address must be an address within the United States, otherwise notice shall be deemed given three (3) days after deposited with the mail service, regardless of whether or not received) as:

       FieldWorks, Inc.
       9961 Valley View Road
       Eden Prairie, MN  55344

       Such notices shall be deemed to be duly given only if mailed by certified mail, return receipt requested, in a postage-paid envelope, addressed to the other party at the addresses given above, and in the case of notices from Lessee to Lessor, only if the address of the Premises is stated in the notice. If such mail is properly addressed and mailed as above, it shall be deemed notice for all purposes, even if undelivered.

       11. Assumption Agreements and Covenants. The parties acknowledge and
           ------------------------------------
agree that this Agreement is subject and subordinate to the main Building lease governing the Facility under which lessor is bound as tenant, and the provisions of the main lease, other than as to the payment of rent of other monies, are Incorporated into this Agreement as if completely rewritten herein. Lessee shall comply with and shall be bound by all provisions of the main lease except that the payment of rent shall be governed by the provisions of Section 4, and Lessee shall indemnify and hold Lessor harmless from and against any claim or liability under the main lease of lessor arising from lessee's breach of the Main Lease or this Agreement. Lessor covenants and warrants that the use of the Premises as a business office is consistent with and does not violate the terms of the main lease.

       12. Furniture and Fixtures.  Lessor agrees, at its own cost and expense,
           -----------------------
to furnish and install furniture, fixtures and equipment that are in the Lessor's sole opinion necessary to provide suitable office facilities for the Lessee upon such terms and conditions routinely applicable to the facility; provided that such furniture, fixtures and equipment shall remain Lessor's property.

       13. Assignment and Subletting.  No assignment or subletting of the
           --------------------------
Premises, this Agreement or any part thereof shall be made by Lessee without Lessor's prior written consent. Neither all nor any part of the Lessee's interest in the Premises or this Agreement may be encumbered, assigned, or transferred in whole or in part either by the act of the Lessee or by operation of law.

       14. Subletting to Other Lessee or licensee Prohibited.  Any provision
           --------------------------------------------------
herein to the contrary notwithstanding, Lessee shall not sublease any of the Premises to any person or entity who is currently a Lessee or Licensee of lessor or who becomes such at any time during the term of this Agreement. Upon breach of the foregoing, Lessor, at its option, may cancel this Agreement, retain Lessee's Deposit, and shall be entitled to recover as liquidated damages the sum of $5,000.00 for each such breach.

       15. Lessor's Liability.  Lessor shall not be liable or responsible to
           -------------------
Lessee for any injury or damage regardless of the cause thereof (and including without limitation any loss of business or other incidental or consequential damages suffered by Lessee) resulting from the acts or omissions of Lessor's employees, persons leasing office space or services from lessor, or other persons occupying any part of the Building, or for any failure of services provided, such as water, gas or electricity, or for any injury or damage to person or property caused by any person, or for Lessor's failure to make repairs which it is obligated to make hereunder. Lessee agrees to indemnify and hold Lessor harmless from and against any and all claims, damages or causes of action for damages (including reasonable attorney's fees and court costs) brought on account of injury to any person or persons or property, or loss of life, arising out of the use, operation or maintenance of the Premises by Lessee. The parties hereby agree that the foregoing provisions of this Section 15 have been made in contemplation that all such risk of loss shall be borne by lessee's insurers pursuant to Section 25 below.

       16. Waiver of Breach. No failure by the Lessor to insist upon the strict
           -----------------
performance of any term or condition of this Agreement or to exercise any right or remedy available on a breach thereof, and no acceptance of full or partial payment during the continuance of any such breach shall constitute a waiver of any such breach or any such term or condition. No term or condition of this Agreement required to be performed by the Lessee, and no breach thereof, shall be waived, altered or modified, except by a written instrument executed by the Lessor. No waiver of any breach shall affect or alter any term or condition in the Agreement, and each term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

       17. Employment of Lessor's Employees. Lessee recognized that Lessor has
           ---------------------------------
expended considerable time, effort and expense in training Lessor's employees so as to provide high quality service to Lessee, and that the hiring by lessee of Lessor's present employees or any employee employed by Lessor within a six (6) month period prior to the offer by Lessee to such employee would save Lessee, and would cause Lessor to expend considerable time, effort and expense in training and procurement. Lessee further acknowledges that were Lessee to hire any such employees, Lessor would be forced to expend additional time, effort and expense in training new employees, the amount of which cannot be determined with certainty. Should Lessee, during the original or extended term of the Agreement or for twelve (12) months thereafter, offer employment to and subsequently employ any employee of Lessor who is or was an employee of Lessor at any time during the six (6) month period immediately preceding such offer of employment by lessee, lessee shall pay to lessor, as a procurement fee, and not as a penalty, a sum equal to forty percent (40%) of the annual salary last payable by lessor to such employee or $8,000 (whichever is greater).

       18. Rules and Regulations. The rules and regulations attached to this
           ----------------------
instrument are made an integral part of this Agreement. Lessee, its employees and agents will perform and abide by the rules and regulations and any amendments or additions to said rules and regulations as Lessor may make. In addition, Lessee, its employees and agents shall abide by all applicable governmental rules, regulations, statutes and ordinances, failing which Lessee shall be in default hereunder and shall pay any fines or penalties imposed for such violation(s) directly to the appropriated governmental authority or to Lessor, if Lessor has paid such amount on behalf of Lessee.

       19. Severability.  The invalidity of any one or more of the sections,
           -------------
subsections, sentences, clauses or words contained in this Agreement, or the application thereof to any particular set of circumstances, shall not affect the validity of the remaining portions of this Agreement, or of the valid application to any other set of circumstances, all of which sections, subsections, sentences, clauses, or words are inserted conditionally on being valid in law; and in the event that one or more of the sections, subsections, sentences, clauses, or words contained herein shall be invalid, this Agreement shall be construed as if such invalid sections, subsections, sentences, clauses or words had not been inserted. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts of this Agreement shall nevertheless continue to be a valid and enforceable as though the invalid portions had not been a part hereof. In addition, the parties acknowledge and agree (I) that this Agreement has been fully negotiated by and between the parties in good faith and is the result of the joint efforts of both parties, (ii) that both parties have been provided with the opportunity to consult with legal counsel regarding its terms, conditions and provisions, and
(iii) that regardless of whether or not either party has elected to consult with legal counsel, it is the intent of the parties that in no event shall the terms conditions or provisions of this Agreement be construed against the part which has drafted this Agreement.

       20. General This Agreement embodies the entire agreement between parties
           -------
relative to its subject matter, and shall not be modified, changed or altered in any respect except in writing signed by the parties.

       21. Time of Essence. Time is of the essence as to the performance of all
           ----------------
covenants, terms and provisions of this Agreement by Lessee.

       22. Landlord's Election Under This Agreement. Upon early termination of
           -----------------------------------------
the main Building lease, this Agreement shall terminate unless the Building Landlord under the main lease elects to have this Agreement assigned to the Building Landlord or another entity as provided in the main lease. Upon notice to Lessor of the termination of the main lease and such election, (I) the Agreement shall be deemed to have been assigned by Lessor to the Building Landlord, or to such other entity as is designated in such notice by the Building Landlord ("Buildings Designee"), (ii) the Building Landlord or Buildings Designee shall be deemed to be the Lessor under this Agreement.

       23. Execution by Lessee.   The party or parties executing this Agreement
           --------------------
on behalf of the Lessee warrant(s) and represent(s) that such executing party (or parties) has (or have) complete and full authority to execute this Agreement on behalf of Lessee, that Lessee shall fully perform its obligations hereunder, and that same shall fully indemnify, defend and save Lessor harmless from any breach of these warranties and representations.

       24. Covenant and Conditions. Each term, provision and obligation of this
           ------------------------
Agreement to be performed by lessee shall be construed as both a covenant and condition.

       25. Mutual Waiver of Subrogation:  Casualty:  Condemnation.  Lessee
           ---------------------------------------------------------
acknowledges that it shall be responsible for maintaining such insurance as Lessee deems necessary to protect against risk of injury or damage to person or property, including Lessee's property, and that the provisions of Section 15 above are in contemplation thereof. Any fire and extended risk casualty insurance that Lessee maintains shall include a waiver of subrogation in favor of Lessor and the Building Landlord, and any fire and extended risk insurance carried on the Facility by lessor shall likewise contain a waiver of subrogation in favor of Lessee. In the event the entire Premises or the Facility are damaged, destroyed or taken by eminent domain or acquired by private purchase in lieu of eminent domain so as to render the Premises fully untenantable and unrestorable in Lessor's judgment, then within ninety (90) days thereafter by written notice to the other party, either party shall be able to terminate this Agreement, but otherwise it shall remain in full force and effect.

       26. Attorney's fees. If either party or the broker names herein brings an
           -----------------
action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

       27. Compliance with Americans with Disabilities Act of 1990. Lessee
           ---------------------------------------------------------
shall, at its own cost and expense, comply with the Americans with Disabilities Act of 1990, as now or hereafter amended, and the rules and regulations from time to time promulgated thereunder (hereinafter collectively referred to as the "Act"). Lessee acknowledges that Lessor shall have no responsibility with respect to the Premises for complying with the Act. lessee hereby agrees to defend, indemnify and hold Lessor harmless from and against any and all claims, demands, actions, damages, fines, judgments, penalties, costs (including attorney's and consultant's fees), liabilities and losses resulting from lessee's failure to comply with the Act. The provisions of this paragraph shall survive the expiration or other termination of this Agreement.

       28. Relocation Addendum. Lessor hereby agrees that during the term of
           ---------------------
this Agreement, Lessee may relocate the Premises to any other OMNI/REGUS Facility selected by Lessee (the Facility to which the Premises may be relocated is hereinafter referred to as the "New Facility" and the relocated Premises in the New Facility are hereinafter referred to as the "Relocation Premises") upon the terms and conditions hereinafter set forth in the "Relocation Addendum."

       29. Counterparts. This agreement may be executed in two or more counter
           --------------
parts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first written above.


LESSOR: OMNIOFFICES/Woodland Hills, Inc.

By:
    ---------------------------------------------


If a corporation:

LESSEE:  FieldWorks, Inc.

By:  /s/ Mark Beeman
    ---------------------------------------------

Title: Sales Manager
       ------------------------------------------

                           [Corporate Seal]

If an individual or partnership:

LESSEE:

By:                                      (SEAL)
    ------------------------------------
By:                                      (SEAL)
    ------------------------------------

SCHEDULE "A"                 SCHEDULE "B"


Furnished Private Office     Personal Secretarial Service

Furnished, Decorated         Document Storage Library
 Reception Room with
 Qualified Receptionist      word Processing Service

Limited Storage Facilities   Office Assistant/Porter Services

Package Receipt in           Messenger Service
 Lessee's Absence
                             Reproduction Facilities
Personalized Telephone
 Coverage During Office      Facsimile Transmission
 Hours in Lessee's Absence
                             UPS Shipping Service
Mail Receipt and Forwarding
                             Freight Express Services
Reasonable Conference Room
 Usage (for 3 or more        Package Handling/Boxing and Wrapping Facilities
 people) with VCR and
 Audio-Visual Facilities,    Specialized Equipment and Furniture
 subject to prior
 scheduling and use by       Purchasing Services - Printing and Office Supplies
 other lessees
                             Paging Services
Corporate Identity on
 Lobby Directory where       Binding Services
 Available
                             Local and Long Distance Telephone Equipment and
Listing of Facsimile         Service
 Numbers on Lessee's
 Letterhead                  Travel and Entertainment Arrangements

Complete Mail Facility       Catering Arrangements

Equipment:  Small Business   Overnight Letter/Package Arrangements
 Machines
                             Voice Mail
Dictating and
 Transcription Equipment     Translation Services

Utilities and Maintenance

Janitorial Services

Reasonable Courtesy Use
 of Affiliate OMNIOFFICES(R)


                             RULES AND REGULATIONS

       (1) Lessees will conduct themselves in a businesslike manner; proper attire will be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other lessees.

       (2) Lessee will not affix anything to the walls of the Premises without the prior written consent of the Lessor.

       (3) Lessee will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

       (4) Lessees using public areas may only do so with the consent of the Lessor, and those areas must be kept neat and attractive at all times.

       (5) All corridors, halls, elevators and stairways shall not be obstructed by Lessee or used for any purpose other than egress and ingress.

       (6) No advertisement or identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas.

       (7) Lessee shall not, without Lessor's written consent, or any other large business machines, reproduction equipment, heating equipment, stove, speaker phones, radios, stereo equipment or other mechanical amplification equipment, refrigerator or coffee equipment, or conduct a mechanical business, do any cooking, or use or allow to be used on the premises oil, burning fluids, gasoline, kerosene for heating. warming or lighting. No article deemed extra hazardous on account of fire or any explosives shall be brought into said premises or Facility. No offensive gases, odors or liquids will be permitted.

       (8) If Lessee requires any special wiring for business machines or otherwise, such wiring shall be done by an electrician designated by Lessor at Lessee's cost. The electrical current shall be used for ordinary lighting purposes only, unless written permission to do otherwise shall first have been obtained from Lessor at an agreed cost to Lessee.

       (9) If Lessee requires any special wiring for telephone equipment or otherwise, such wiring shall be done by personnel designated by lessor at Lessee's cost. Lessor reserves the right to limit the number and type of lines Lessee can install in Lessee's premises.

       (10) Lessor and its agents shall have the right to enter the Premises at all reasonable hours for the purpose of making any repairs, alterations or additions which it shall deem necessary for the preservation, safety or improvements of said Premises, without in any way being deemed or held to have committed an eviction of or trespass against Lessee.

       (11) Lessee shall give Lessor immediate access to the Premises to show said Premises on Lessee or Lessor giving notice of intent to vacate in accordance with the provisions of the Agreement. The Lessee shall in no way hinder the Lessor from showing said premises. In addition, Lessor may enter the Premises to show same at any time within sixty (60) days prior to the end of the term.

       (12) Lessee may not conduct business in the hallways or corridors or any other areas except in its designated offices without written consent of Lessor.

       (13) Lessee will bring no animals into the Premises Facility.

       (14) Lessee shall not remove furniture, fixtures or decorative material from offices without written consent of Lessor.

       (15) Lessor reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Facility.

       (16) Lessee shall not smoke nor allow smoking in any area of the Facility and shall comply with all governmental regulations and ordinances concerning smoking.

       (17) Lessee shall not allow more than three (3) visitors in the reception lobby of the Premises at any one time.

       (18) Lessee shall cooperate and be courteous with all other occupants of the Facility and Lessor's staff and personnel.

                                  ADDENDUM A
                   WOODLAND HILLS AGREEMENT FOR OFFICE SPACE


This addendum dated this 11th Day of November, 1996 shall be attached to and become a part of that certain agreement for Office Space dated November 11, 1996 by and between OMNIOFFICES/Woodland Hills, Inc., as Lessor, and FieldWorks, Inc., as Lessee, (the "Agreement").

       (i) Lessee acknowledges that Lessor, pursuant to the terms of the Main Lease, has collaterally assigned to the owner and/or operator of the Building (the "Landlord") all of Lessor's interest in all rentals and income arising from this Agreement and Landlord may collect such rent and income and apply same towards Lessor's obligations under the Main Lease; provided, however that until a default occurs in the performance of lessor's obligations under the Main Lease (taking into account any applicable notice and cure periods), Lessor shall have
the right to receive and collect such amounts.   Landlord shall not, by reason
of this assignment or the collection of rentals, be deemed liable to Lessee for the performance of any of Lessor's obligations under this Agreement. Lessor hereby irrevocably authorizes and directs Lessee, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Lessor's obligations under the Main Lease, to pay to landlord all sums then and thereafter due under this Agreement. Lessor agrees that Lessee may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by lessor to the contrary.

       (ii) In the event of the termination of the Main Lease, Landlord or Landlord's designee may, at its sold option, take over Lessor's entire interest in this Agreement and, upon notice from Landlord or Landlord's designee given within thirty (30) days following such termination, Lessee shall attorn to Landlord or Landlord's designee under the terms of this Agreement. In no event, however, shall Landlord or Landlord's designee be liable for any previous act or omission by lessor under this Agreement, or for the return of any advance rental payments or deposits under this Agreement that have not been actually delivered to Landlord or Landlord's designee, nor shall Landlord or Landlord's designee be bound by any modification to this Agreement without Landlord's consent for any advance rental payment in excess of one month's rent, nor shall Landlord be subject to any existing defense or offset against Lessor. Lessor shall remain liable for the return of any advance rental payments or deposits under this Agreement that have not been actually delivered to landlord or Landlord's designee.

All other terms and conditions of the above-referenced lease agreement remain in effect.

IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be duly executed as of the date written above:


ACCEPTED BY LESSOR:                        ACCEPTED BY LESSEE:

OMNIOFFICES/Woodland Hills, Inc.           FieldWorks, Inc.


By:                                        By: /s/ Mark Beeman
    -------------------------------            ---------------------------------

Date:                                      Date: 11/25/96
     ------------------------------             --------------------------------

                                  ADDENDUM B


This Addendum dated November 11, 1996 shall be attached to and become a part of that certain Agreement for Office Space dated November 11, 1996 by and between OMNIOFFICES/Woodland Hills, Inc., as Lessor, and FieldWorks, Inc., as Lessee, (the "Agreement").


1. In consideration of the execution of this lease by lessee and provided that Lessee is not in default hereunder or under any other agreement with lessor, any parent, subsidiary or affiliate corporation of Lessor, the Lessor will waive the Deposit as outlined in Paragraph 5; however, at any time during the term of the agreement or any extension of the agreement that payment is not received by the Lessor in its office at the address given above within five (5) days of due date as outlined in Paragraph 4, the full amount as outlined in Paragraph 5, $1,875.00 will become immediately due.

2. In consideration of the execution of this Agreement by Lessee and provided that Lessee is not in default hereunder or under any other agreement with Lessor, or any parent, subsidiary or affiliate corporation of Lessor, Lessor hereby agrees to rebate $4,500.00 of rent otherwise due hereunder pursuant to the following schedule provided, however, that the entire amount of rent rebated pursuant to this Addendum plus interest thereon at the rate of 12% per annum shall be repaid to lessor should Lessee breach this Agreement. At the end of the schedule listed below, this addendum shall become null and void.

                        Month                   Amount
                  -----------------             -------
                  January 1, 1997               $375.00
                  February 1, 1997              $375.00
                  March 1, 1997                 $375.00
                  April 1, 1997                 $375.00
                  May 1, 1997                   $375.00
                  June 1, 1997                  $375.00
                  July 1, 1997                  $375.00
                  August 1, 1997                $375.00
                  September 1, 1997             $375.00
                  October 1, 1997               $375.00
                  November 1, 1997              $375.00
                  December 1, 1997              $375.00

All other terms and conditions of the above-referenced Agreement remain in effect.


ACCEPTED BY LESSOR:                        ACCEPTED BY LESSEE:

OMNIOFFICES/Woodland Hills, Inc.           FieldWorks, Inc.


By:                                        By: /s/ Mark Beeman
   -------------------------------            ---------------------------------


Date:                                      Date: 11/25/96
     ------------------------------             --------------------------------

                                   ADDENDUM C



This Addendum shall be attached to and become part of that certain agreement for office space dated November 11, 1996, by and between OMNIOFFICES/Woodland Hills, Inc. as Lessor and FieldWorks, Inc. as Lessee (the "Agreement").

Notwithstanding anything to the contrary contained herein, Lessor and Lessee agree that any increase in rent under this Agreement pursuant to an increase in rent under the main lease shall be abated during the first twelve (12) months of this Agreement (the "Abatement Period") so long as Lessee continues to pay the rental set forth in the first paragraph of Section 4 of the Agreement as same becomes due and is not otherwise in default of the terms of this Agreement; provided, however, that at the end of the Abatement Period the rent shall increase in an amount equal to the increases in rent under the main lease, if any, during the Abatement Period and shall thereafter increase upon each increase in rent under the main lease in accordance with the preceding paragraphs of Section 4.

All other terms and conditions of the above-referenced Agreement remain in effect.


ACCEPTED BY LESSOR:                      ACCEPTED BY LESSEE:

OMNIOFFICES/Woodland Hills, Inc.         FieldWorks, Inc.


By:                                      By: /s/Mark Beeman
   ---------------------------------        ----------------------------------


Date:                                    Date: 11/25/96
     -------------------------------          --------------------------------